SCHEDULE A

                         TO EXPENSE LIMITATION AGREEMENT
                                     between
                             THE VICTORY PORTFOLIOS
                                       and
                            KEY ASSET MANAGEMENT INC.
        (Named changed to Victory Capital Management Inc. on May 1, 2001)

                  OPERATING EXPENSE LIMITS AS OF MARCH 1, 2004

                                         Maximum
                                         Operating
                                         Expense
Name of Fund and Class                   Limit        Date of Termination
----------------------                   -----------  -------------------

Balanced - Class C                       2.00%        February 28, 2014*
Balanced - Class R                       2.00%        February 28, 2012*
Convertible Fund - Class C               1.80%        February 28, 2014
Diversified Stock - Class C              1.90%/2.00%  February 28, 2006/February 28, 2014*
Established Value - Class C              2.20%        February 28, 2014*
Focused Growth - Class A                 1.15%        February 28, 2005
Focused Growth - Class C                 1.90%        February 28, 2005
Focused Growth - Class R                 1.40%        February 28, 2005
Fund for Income - Class C                1.70%/1.82%  February 28, 2006/February 28, 2014*
Gradison Government Reserves - Class C   1.50%        February 28, 2014*
Growth - Class C                         2.00%        February 28, 2014*
National Municipal Bond - Class C        1.50%        February 28, 2014
Ohio Municipal Bond - Class C            1.50%        February 28, 2014
Real Estate - Class C                    2.20%/2.50%  February 28, 2006/February 28, 2014*
Real Estate - Class R                    2.00%        February 28, 2012*
Small Company Opportunity - Class C      2.20%        February 28, 2014*
Special Value - Class C                  2.20%        February 28, 2014*
Special Value - Class R                  2.00%        February 28, 2012*
Value - Class C                          2.00%        February 28, 2014*

* Victory Capital Management Inc. intends to voluntarily limit expenses to lower levels so that fund expense levels will be competitive.

Adopted:    February 27, 2001
Ratified:   May 20, 2003 and December 10, 2003 (Focused Growth Fund)
Further amended as of February 10, 2004; effective March 1, 2004